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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the inclusion of our Independent Auditors' Report dated January 8, 2001 regarding the statements of financial condition of Pacific Western National Bank as of December 31, 2000 and 1999, and the related statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000, included in the Form 8-K of First Community Bancorp.

        We also hereby consent to the incorporation by reference of our Independent Auditors' Report dated January 8, 2001 regarding the statements of financial condition of Pacific Western National Bank as of December 31, 2000 and 1999, and the related statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000, in the Form S-8, filed August 8, 2000 (No. 333-4330) and the Post-Effective Amendment to Form S-8 (No. 333-47242) of First Community Bancorp.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
February 14, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS